BARK Reports Second Quarter Fiscal Year 2026 Results

Announces Full Repayment of Convertible Notes in Cash, Making BARK Debt Free as of Nov. 6, 2025

Extends its current $35 Million Line of Credit, Securing Future Financial Flexibility

Second Quarter Fiscal Year 2026 Highlights Versus Prior Year
•Total revenue was $107.0 million, ahead of the Company's guidance range.
•Commerce revenue, which includes the Company's retail business, was $24.8 million, up 5.6%.
•BARK Air revenue was $3.6 million, up 138.0%.
•Net loss was $(10.7) million, versus $(5.3) million last year.
•Adjusted EBITDA was $(1.4) million, within the Company's guidance range.

“Last week, we repaid our $45 million convertible note with cash on hand—making BARK debt-free—and extended our $35 million line of credit to preserve flexibility. These actions strengthen our foundation and allow us to focus on what matters most—serving dog parents. Even in a noisy macro environment, we’re operating from a position of strength and building a healthier, more diversified company that continues to show up for dogs and their people in more ways than ever,” said Matt Meeker, Co-Founder and Chief Executive Officer of BARK. “We’re delivering on our plan—to diversify our top line and remain disciplined on profitability. Last quarter, revenue exceeded our guidance range, while adjusted EBITDA was within expectations, even as we invested more in marketing to build on efficient subscriber growth and retention momentum. Our Commerce segment grew 6%, while BARK Air delivered its strongest quarter yet, showing the power of our strategy to meet dog parents wherever they are.”

Fiscal Second Quarter 2026 Highlights
•Revenue was $107.0 million, exceeding the Company’s guidance range of $102.0 million to $105.0 million, with Commerce and BARK Air representing a record 26.5% of total revenue. During the quarter, the Company capitalized on acquiring more new subscribers at an efficient cost, improved customer retention, and also benefited from the timing of certain Commerce shipments. Total revenue declined 15.2% year-over-year, primarily reflecting fewer total orders in the current period due to carrying fewer subscriptions into the quarter compared to the prior year. The Company also reduced its marketing investment by 18%, compared to the second quarter last year, as it continues to focus on revenue diversification and profitability.
•Direct to Consumer (“DTC”) revenue was $82.1 million, a 19.9% decrease year-over-year, primarily due to carrying fewer subscriptions into the quarter compared to the prior year. Related, the Company also reduced its marketing investment by 18%, compared to Q2 last year.
•Commerce revenue was $24.8 million, a 5.6% increase year-over-year.
•Gross profit was $62.0 million, a 18.6% decrease compared to last year.

•Gross margin was 57.9%, compared to 60.4% in the same period last year. The decrease was primarily driven by higher Commerce and Air contribution, and elevated input costs, including tariffs and freight, and customer mix in Commerce. Note, Commerce comes with lower fulfillment costs and marketing expense.
•Advertising and marketing expenses were $15.4 million, compared to $18.7 million in the previous year.
•General and administrative ("G&A") expenses were $57.2 million, compared to $63.1 million in the prior year, continuing a trend of strong cost management.
•Net loss was $(10.7) million, compared to a net loss of $(5.3) million in the previous year.
•Adjusted EBITDA was $(1.4) million, was within the Company's guidance range of $(2.0) million to $2.0 million, despite incremental marketing investment in the quarter given stronger retention and efficient new subscriber acquisition trends. This compares to $3.5M last year.
•Net cash used in operating activities was $(18.1) million. Free cash flow, defined as net cash used in operating activities less capital expenditures, was $(19.9) million, which reflects $3.5 million of cash used in the quarter for inventory-related purposes and $9.6 million of elevated accounts receivable from higher Commerce revenue in the quarter.

Balance Sheet Highlights
•The Company’s cash and cash equivalents balance as of September 30, 2025 was $63.4 million. Note, the debt repayment, using the cash balance, occurred on November 6, 2025 and will be reflected in the Company's financials following its December 31, 2025 close.
•The Company's inventory balance as of September 30, 2025 was $101.0 million.

Debt Repayment
On November 6, 2025, the Company repurchased the remaining $42.9 million of outstanding aggregate principal amount, and $2.2 million of accrued interest, of the 5.50% Convertible Secured Notes due 2025 (the “2025 Convertible Notes”) from entities affiliated with Magnetar Financial, LLC (collectively, the “Holders”), pursuant to the terms and conditions of a negotiated notes purchase agreement (the “Agreement”) among the Company and the Holders. See Note 4 in the Company's 10Q, “Debt,” for additional details.

Line of Credit
On November 3, 2025, the Company extended its long-standing line of credit with Western Alliance Bank for $35 million. This line of credit provides the Company with added operational flexibility.

Third Quarter Fiscal Year 2026 Financial Outlook
Based on current market conditions as of November 10, 2025, BARK is providing updated guidance for revenue and Adjusted EBITDA, which is a Non-GAAP financial measure, as follows.

For the third quarter fiscal year 2026, the Company expects:
•Total revenue between $101.0 million and $104.0 million.
•Adjusted EBITDA between $(5.0) million and $(1.0) million.

Due to ongoing uncertainty surrounding tariffs and their impact on overall demand and operating costs, BARK will not be providing full-year guidance at this time. The Company will continue to evaluate market conditions and provide updates as the macroeconomic landscape becomes clearer. BARK remains focused on executing its strategic initiatives and delivering long-term value to its customers and shareholders.

We do not provide guidance for Net Loss due to the uncertainty and potential variability of certain items, including stock-based compensation expenses and related tax effects, which are the reconciling items between Net Loss and Adjusted EBITDA. Because such items cannot be calculated or predicted without unreasonable efforts, we are unable to provide a reconciliation of Adjusted EBITDA to Net Loss. However, such items could have a significant impact on Net Loss.

The guidance provided above constitutes forward looking statements and actual results may differ materially. Please refer to the “Forward Looking Statements” section below for information on the factors that could cause our actual results to differ materially from these forward looking statements and “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call Information
A conference call to discuss the Company's third quarter fiscal year 2026 results will be held today, November 10, 2025, at 8:30 a.m. ET. During the conference call, the Company may make comments concerning business and financial developments, trends and other business or financial matters. The Company's comments, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 1-888-596-4144 for U.S. participants and 1-646-968-2525 for international participants. The conference call passcode is 5515653. A live audio webcast of the call will be available at https://investors.bark.co/ and will be archived for 1 year.

About BARK
BARK is the world’s most dog-centric company, devoted to making all dogs happy with the best products, food, services, and content. BARK’s dog-obsessed team leverages its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats, dog-first experiences that foster the health and happiness of dogs everywhere, and more. Founded in 2011, BARK loyally serves millions of dogs nationwide with BarkBox and Super Chewer, its themed toys and treats subscriptions; custom product collections through its retail partner network, including Target, Chewy, and Amazon; BARK in the Belly, a premium dog food and consumables line that donates 100% of food profits to fight canine hunger; and BARK Air, the first air travel experience designed specifically for dogs first. At BARK, we want to make dogs as happy as they make us because dogs and humans are better together. Sniff around at bark.co for more information.

Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of BARK that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” "anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating results, including our strategies, plans, commitments, objectives and goals. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, risks relating to the uncertainty of the projected financial information with respect to BARK; the risk that spending on pets may not increase at projected rates; that BARK subscriptions may not increase their spending with BARK; BARK’s ability to continue to convert social media followers and contacts into customers; BARK’s ability to successfully expand its product lines and channel distribution; competition; the uncertain effects of the COVID-19 pandemic or other global or macroeconomic events or challenges.

More information about factors that could affect BARK's operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's quarterly report on Form 10-Q, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investors.bark.co/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements.

Definitions of Key Performance Indicators

Total Orders
We define Total Orders as the total number of DTC orders shipped in a given period. These include all orders across all of our product categories, regardless of whether they are purchased on a subscription, auto-ship, or one-off basis.

Average Order Value
Average Order Value (“AOV”) is Direct to Consumer revenue for the period divided by Total Orders for the same period. In prior periods, the Company calculated AOV by dividing DTC revenue by total subscription shipments.

Key Performance Indicators

	Three Months Ended September 30,		Six Months Ended September 30,

	2025	2024	2025	2024
Total Orders (in thousands)	2,544	3,270	5,363	6,712
Average Order Value	$30.87	$30.91	$30.83	$30.92
Direct to Consumer Gross Profit (in thousands)(1)	$51,538	$65,504	$111,722	$134,774
Direct to Consumer Gross Margin (1)	65.6%	64.8%	67.6%	64.9%
(1) Direct to Consumer Gross Profit and Direct to Consumer Gross Margin does not include revenue or cost of goods sold from BARK Air.

BARK, Inc.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands)

	Three Months Ended		Six Months Ended
	September 30,	September 30,	September 30,	September 30,
	2025	2024	2025	2024
REVENUE	$106,970	$126,111	$209,831	$242,323
COST OF REVENUE	45,010	49,999	83,794	92,945
Gross profit	61,960	76,112	126,037	149,378
OPERATING EXPENSES:
General and administrative	57,221	63,143	114,473	126,567
Advertising and marketing	15,398	18,665	30,575	39,096
Total operating expenses	72,619	81,808	145,048	165,663
LOSS FROM OPERATIONS	(10,659)	(5,696)	(19,011)	(16,285)
INTEREST INCOME	678	1,353	1,486	2,832
INTEREST EXPENSE	(711)	(687)	(1,420)	(1,398)
OTHER INCOME (EXPENSE)—NET	20	(233)	1,243	(451)
NET LOSS BEFORE INCOME TAXES	(10,672)	(5,263)	(17,702)	(15,302)
PROVISION FOR INCOME TAXES	—	—	—	—
NET LOSS AND COMPREHENSIVE LOSS	$(10,672)	$(5,263)	$(17,702)	$(15,302)

DISAGGREGATED REVENUE
(In thousands)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue
Direct to Consumer:
Toys & Accessories(1)	$48,073	$66,882	$99,880	$137,451
Consumables(1)	30,458	34,197	65,481	70,101
Other(2)	3,617	1,520	5,963	2,106
Total Direct to Consumer	$82,148	$102,599	$171,324	$209,658
Commerce	24,822	23,512	38,507	32,665
Revenue	$106,970	$126,111	$209,831	$242,323
(1) The allocation between Toys & Accessories and Consumables includes estimates and was determined utilizing data on stand-alone selling prices that the Company charges for similar offerings, and also reflects historical pricing practices.
(2) Other Direct to Consumer revenue is derived from BARK Air.

GROSS PROFIT BY SEGMENT
(In thousands)

	Three Months Ended September 30,		Six Months Ended, September 30,
	2025	2024	2025	2024
Direct to Consumer(1):
Revenue	$82,148	$102,599	$171,324	$209,658
Cost of revenue	30,175	37,083	59,606	75,134
Gross profit	51,973	65,516	111,718	134,524
Commerce:
Revenue	24,822	23,512	38,507	32,665
Cost of revenue	14,835	12,916	24,188	17,811
Gross profit	9,987	10,596	14,319	14,854
Consolidated:
Revenue	106,970	126,111	209,831	242,323
Cost of revenue	45,010	49,999	83,794	92,945
Gross profit	$61,960	$76,112	$126,037	$149,378
(1) Direct to Consumer segment gross profit includes revenue and cost of revenue from BARK Air.

BARK, INC.
CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	September 30,	March 31,
	2025	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$63,427	$94,022
Accounts receivable—net	16,920	9,453
Prepaid expenses and other current assets	12,576	10,036
Inventory	101,017	88,126
Total current assets	193,940	201,637
PROPERTY AND EQUIPMENT—NET	20,617	21,475
INTANGIBLE ASSETS—NET	2,345	5,426
OPERATING LEASE RIGHT-OF-USE ASSETS	26,202	28,277
OTHER NONCURRENT ASSETS	4,876	3,820
TOTAL ASSETS	$247,980	$260,635
LIABILITIES, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$32,901	$20,364
Operating lease liabilities, current	5,739	5,798
Accrued and other current liabilities	25,813	34,054
Deferred revenue	20,042	21,251
Current portion of long-term debt	42,804	42,573
Total current liabilities	127,299	124,040
OPERATING LEASE LIABILITIES	34,026	36,802
OTHER LONG-TERM LIABILITIES	183	267
Total liabilities	161,508	161,109
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 171,546,997 and 169,732,895 shares issued and outstanding	1	1
Treasury stock, at cost, 17,303,225 and 15,992,598 shares, respectively	(26,500)	(24,730)
Additional paid-in capital	510,454	504,022
Accumulated deficit	(397,483)	(379,767)
Total stockholders’ equity	86,472	99,526
TOTAL LIABILITIES, AND STOCKHOLDERS’ EQUITY	$247,980	$260,635

BARK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended
	September 30,	September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,702)	$(15,302)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation & amortization	5,104	5,679
Impairment of assets	769	2,142
Non-cash lease expense	2,077	2,524
Amortization of deferred financing fees and debt discount	231	202
Bad debt expense	74	—
Stock-based compensation expense	7,310	5,898
Provision for inventory obsolescence	871	1,355
Change in fair value of warrant liabilities and derivatives	(652)	913
Changes in operating assets and liabilities:
Accounts receivable	(7,540)	(9,205)
Inventory	(13,762)	(5,613)
Prepaid expenses and other current assets	(184)	(499)
Other noncurrent assets	(807)	(1,336)
Accounts payable and accrued expenses	4,319	22,905
Deferred revenue	(1,209)	(2,521)
Operating lease liabilities	(2,835)	(2,587)
Other liabilities	422	11
Net cash (used in) provided by operating activities	(23,514)	4,566

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,560)	(3,851)
Net cash used in investing activities	(2,560)	(3,851)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of finance lease obligations	(116)	(112)
Proceeds from the exercise of stock options	21	293
Proceeds from issuance of common stock under ESPP	197	193
Tax payments related to the issuance of common stock	(1,116)	(1,620)
Excise tax from stock repurchases	20	(52)
Payments to repurchase common stock	(1,770)	(5,184)
Net cash used in financing activities	(2,764)	(6,482)

Effect of exchange rate changes on cash	(14)	(53)

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(28,852)	(5,820)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—BEGINNING OF PERIOD	97,531	130,704
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—END OF PERIOD	$68,679	$124,884

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents	63,427	115,243
Restricted cash - prepaid expenses and other current assets, other noncurrent assets	5,252	9,641
Total cash, cash equivalents and restricted cash	$68,679	$124,884

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Purchases of property and equipment included in accounts payable and accrued liabilities	$241	$—
Cash paid for interest	$10	$75

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. GAAP. However, management believes that Adjusted Net Loss, Adjusted Net Loss Margin, Adjusted Net Loss Per Common Share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, all non-GAAP financial measures (together the “Non-GAAP Measures”), provide investors with additional useful information in evaluating our performance.

We calculate Adjusted Net Loss as net loss, adjusted to exclude: (1) stock-based compensation expense, (2) change in fair value of warrants and derivatives, (3) sales and use tax income, (4) restructuring charges related to reduction in force payments, (5) litigation expenses (consisting of legal and related fees for a specific proceeding that is outside of our ordinary course of business), (6) warehouse restructuring costs, (7) non-cash impairment of previously capitalized software and cloud computing implementation costs, (8) technology modernization costs, and (9) other items (as defined below).

We calculate Adjusted Net Loss Margin by dividing Adjusted Net Loss for the period by Revenue for the period.

We calculate Adjusted Net Loss Per Common Share by dividing Adjusted Net Loss for the period by weighted average common shares used to compute net loss per share attributable to common stockholders for the period.

We calculate Adjusted EBITDA as net loss, adjusted to exclude: (1) interest income, (2) interest expense, (3) depreciation and amortization, (4) stock-based compensation expense, (5) change in fair value of warrants and derivatives, (6) capitalized cloud computing amortization, (7) sales and use tax income, (8) restructuring charges related to reduction in force payments, (9) litigation expenses (consisting of legal and related fees for a specific proceeding that is outside of our ordinary course of business), (10) warehouse restructuring costs, (11) non-cash impairment of previously capitalized software and cloud computing implementation costs, (12) technology modernization costs, and (13) other items (as defined below).

We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA for the period by revenue for the period.

We calculate Free Cash Flow as net cash provided by (used in) operating activities less capital expenditures.

The Non-GAAP Measures are financial measures that are not required by, or presented in accordance with U.S. GAAP. We believe that the Non-GAAP Measures, when taken together with our financial results presented in accordance with U.S. GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of the Non-GAAP Measures are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

The Non-GAAP Measures are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Some of the limitations of the Non-GAAP Measures include that (1) the measures do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) Adjusted EBITDA and Adjusted EBITDA Margin do not consider the impact of stock-based compensation expense, which is an ongoing expense for our company, (4) Adjusted EBITDA and Adjusted EBITDA Margin, and (5) Free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments and other non-operating expenses, including interest expense. In addition, our use of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies because they may not calculate the Non-GAAP Measures in the same manner, limiting their usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider the Non-GAAP Measures alongside other financial measures, including our net income (loss) and other results stated in accordance with U.S. GAAP.

The following table presents a reconciliation of Adjusted Net Loss to Net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin, Adjusted Net Loss Margin and Adjusted Net Loss Per Common Share for the periods presented:

Adjusted Net Loss

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except per share data)
Net Loss	$(10,672)	$(5,263)	$(17,702)	$(15,302)
Stock compensation expense	3,716	2,957	7,310	5,898
Change in fair value of warrants and derivatives	130	521	(652)	913
Sales and use tax income (1)	(87)	(246)	(327)	(1,549)
Restructuring	—	731	423	1,504
Litigation expenses (2)	111	251	287	638
Warehouse restructuring costs	942	359	1,668	899
Impairment of assets	769	1,344	769	2,142
Technology modernization (3)	399	498	723	1,206
Other items (4)	143	107	200	925
Adjusted net loss (income)	$(4,549)	$1,259	$(7,301)	$(2,726)
Net loss margin	(9.98)%	(4.17)%	(8.44)%	(6.31)%
Adjusted net loss (income) margin	(4.25)%	1.00%	(3.48)%	(1.12)%

Adjusted net loss per common share - basic and diluted	$(0.03)	$0.01	$(0.04)	$(0.02)
Weighted average common shares used to compute adjusted net loss per share attributable to common stockholders - basic and diluted	170,762,090	175,063,942	169,989,757	175,311,379

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin and Adjusted EBITDA margin for the periods presented:

Adjusted EBITDA

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Net Loss	$(10,672)	$(5,263)	$(17,702)	$(15,302)
Interest income	(678)	(1,353)	(1,486)	(2,832)
Interest expense	711	687	1,420	1,398
Depreciation and amortization expense	2,585	2,800	5,104	5,679
Stock compensation expense	3,716	2,957	7,310	5,898
Change in fair value of warrants and derivatives	130	521	(652)	913
Cloud computing amortization	493	93	914	172
Sales and use tax income (1)	(87)	(246)	(327)	(1,549)
Restructuring	—	731	423	1,504
Litigation expenses (2)	111	251	287	638
Warehouse restructuring costs	942	359	1,668	899
Impairment of assets	769	1,344	769	2,142
Technology modernization (3)	399	498	723	1,206
Other items (4)	143	107	200	925
Adjusted EBITDA	$(1,438)	$3,486	$(1,349)	$1,691
Net loss margin	(9.98)%	(4.17)%	(8.44)%	(6.31)%
Adjusted EBITDA margin	(1.34)%	2.76%	(0.64)%	0.70%

(1) Sales and use tax expense relates to recording a liability for sales and use tax we did not collect from our customers. Historically, we had collected state or local sales, use, or other similar taxes in certain jurisdictions in which we only had physical presence. On June 21, 2018, the U.S. Supreme Court decided, in South Dakota v. Wayfair, Inc., that state and local jurisdictions may, at least in certain circumstances, enforce a sales and use tax collection obligation on remote vendors that have no physical presence in such jurisdiction. A number of states have positioned themselves to require sales and use tax collection by remote vendors and/or by online marketplaces. The details and effective dates of these collection requirements vary from state to state and accordingly, we recorded a liability in those periods in which we created economic nexus based on each state’s requirements. Accordingly, we now collect, remit, and report sales tax in all states that impose a sales tax. Subsequently, as certain of these liabilities are waived by tax authorities or the applicable statute of limitations expires, the related accrued liability is reversed.

(2) Litigation expenses related to a shareholder class action complaint, see Item 1. Legal Proceedings.

(3) Includes consulting fees related to technology transformation activities, and payroll costs for employees that dedicate significant time to this project. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time unification of our product offerings on our new commerce platform. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business.

(4) For the three months ended September 30, 2025, other items is comprised of executive transition costs including recruiting costs of $0.1 million. For the three months ended September 30, 2024, other items is comprised of executive transition costs including recruiting costs of less than $0.1 million, costs associated with the share repurchase program of less than $0.1 million, and duplicate headquarters rent of less than $0.1 million. For the six months ended September 30, 2025, other items is comprised of executive transition costs including recruiting costs of $0.1 million and costs associated with the share repurchase program of less than $0.1 million. For the six months ended September 30, 2024, other items is comprised of executive transition costs including recruiting costs of $0.4 million, non-recurring retention payments to management of $0.2 million, costs associated with the share repurchase program of $0.2 million, and duplicate headquarters rent of less than $0.1 million.

The following table presents a reconciliation of Free Cash Flow to Net cash used in operating activities, the most directly comparable financial measure prepared in accordance with U.S. GAAP, for each of the periods indicated:

Free Cash Flow

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
Free cash flow reconciliation:
Net cash (used in) provided by operating activities	$(18,074)	$2,773	$(23,514)	$4,566
Capital expenditures	(1,852)	(1,807)	(2,560)	(3,851)
Free cash flow	$(19,926)	$966	$(26,074)	$715

Contacts
Investors:
Michael Mougias
investors@barkbox.com

Media:
Garland Harwood
press@barkbox.com